Exhibit 23.3

CONSENT OF TECHNOMIC, INC.

February 26, 2014

Zoe’s Kitchen, Inc
5700 Granite Parkway

Granite Park Building #2 Suite 455

Plano, Texas 75024

Ladies and Gentlemen:

We hereby consent to the use of our name, Technomic, Inc. and our industry numbers and predictions in (i) the Registration Statement on Form S-1 (the “Registration Statement”) of Zoe’s Kitchen, Inc (the “Company”) and in all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement and in any related prospectus and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the Company’s public offering of its common shares (ii) in any interim, quarterly or annual filings with the Commission by Zoe’s Kitchen, Inc (iii) in any other registration statement relating to the Company’s common shares and any amendment thereto and (iv) in any document offering securities in Zoe’s Kitchen, Inc or its respective subsidiaries.  We further consent to the filing of this Consent as an exhibit to such Registration Statement.

TECHNOMIC, INC.

By:		/s/ Chris Urban
	Name:	Chris Urban
	Title:	Director